[TELAXIS C0MMUNICATIONS LETTERHEAD]

             20 Industrial Drive East, South Deerfield, MA 01373 USA
            Phone (413) 665-8551 o Fax (413) 665-0089 o www.tlxs.com



For Further Information Contact:
--------------------------------
David L. Renauld
Vice President,
Corporate Affairs
(413) 665-8551

FOR RELEASE AT 6:30 P.M.
------------------------
August 13, 2002

                        TELAXIS COMMUNICATIONS EXPLORING
                             STRATEGIC OPPORTUNITIES

     SOUTH DEERFIELD, MA, August 13, 2002 - Telaxis Communications Corporation (Nasdaq:TLXS), a developer of wireless fiber optic connectivity products, today announced that it is exploring a wide variety of strategic opportunities and alternatives. As part of this process, Telaxis is investigating and having discussions concerning possible strategic combinations.

     Telaxis has retained the investment banking firm Ferris, Baker Watts as its financial adviser to assist with the consideration of the various options.

     There can be no assurance whatsoever that any transaction or other corporate action will result from this exploration of alternatives. Further, there can be no assurance whatsoever concerning the type, form, structure, nature, results, timing, or terms and conditions of any such potential action, even if such an action does result from this exploration. Telaxis does not intend to make any additional comments regarding this matter unless and until a definitive transaction agreement has been reached, the exploration of alternatives has been terminated, or there are other definitive developments warranting further disclosure.

About Telaxis Communications
----------------------------

Telaxis is developing its FiberLeap(TM) product family to enable direct fiber optic connection to wireless access units and to transparently transmit fiber optic signals over a wireless link without the use of conventional modems. Taking advantage of Telaxis' high-frequency millimeter-wave expertise, the FiberLeap(TM) product family is being developed to use the large amounts of unallocated spectrum above 40 GHz to provide data rates of OC-3 (155 Mbps), OC-12 (622 Mbps), and Gigabit Ethernet. For more information about Telaxis, please visit its website at www.tlxs.com or contact the company by telephone at 413-665-8551 or by email at IR@tlxs.com.

Statements in this press release that are not statements of historical facts, including statements regarding our business outlook or expected performance or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from the results anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, Telaxis' ability to identify desirable strategic alternatives, as well as its ability to execute such alternatives or the transactions associated with such alternatives; the level of interest of third parties in pursuing possible strategic transactions with Telaxis; the desire and ability (or lack thereof) of Telaxis to continue to explore possible strategic alternatives and opportunities; the desire and ability (or lack thereof) of Telaxis and any relevant third parties to reach mutually acceptable definitive documentation to effect a possible strategic transaction and, if that occurs, whether the conditions to closing would then be satisfied; the time and costs required to explore and investigate possible transactions and other corporate actions; management and board interest in and distraction due to exploring and investigating possible transactions and other corporate actions; reactions, either positive or negative, of investors, competitors, customers, employees, and others to Telaxis exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by Telaxis; difficulties in obtaining customers; lack of market demand for our products; our having limited capital and limited ability to predict our financial performance; possible delisting from The Nasdaq National Market; stockholder litigation; the uncertainty in the telecommunications industry and larger economy; difficulties inherent in entering new markets and in developing new products; difficulties in supplying products with the desired features and price in a timely and cost-effective manner; competitive products and pricing; difficulties in attracting and retaining personnel; inability to protect our proprietary technology; possible intellectual property infringement, warranty, and other claims; difficulty in obtaining satisfactory performance from third-party suppliers and manufacturers; and difficulties in obtaining any necessary governmental permits, waivers, or approvals, including any necessary for us to supply a type-approved product with the contemplated performance and other characteristics. Further information on these and other factors that could affect our actual results is included in our filings made from time to time with the Securities and Exchange Commission, including on Form 10-K and Form 10-Q.

FiberLeap, Telaxis Communications, and its logos are trademarks of Telaxis Communications Corporation.